Exhibit 10.7

Cooperation Agreement

Cooperation Agreement*

*: Certain identified information has been excluded from this exhibit because it both (i) is not material and (ii) would be competitively harmful if publicly disclosed

Contract No.: [     ]

Party A: Beijing Baidu Netcom Science and Technology Co., Ltd.

Address: Baidu Building, No. 10 Shangdi Tenth Street, Haidian District, Beijing

Zip Code: [**********]

Telephone: [**********]

Fax: [**********]

Bank: [**********]

Account Number: [**********]

Contact: [**********]

Party B: Hesai Photonics Technology Co., Ltd.

Address: Building L2-B, Hongqiao World Center, Shanghai

Zip Code: [**********]

Telephone: [**********]

Fax: [**********]

Bank: [**********]

Account Number: [**********]

Contact: [**********]

Article 1 General

1.         The Contract is signed by the above-mentioned Party A and Party B through friendly consultation in Beijing in accordance with the Contract Law of the People's Republic of China and other relevant laws and regulations.

2.         The Contract is valid for 2 years from March 1, 2020 to February 28, 2022. During the valid duration of the contract, Party A will evaluate the business cooperation between both parties on a regular basis. If the evaluation is not passed, Party A shall be entitled to terminate the Contract at any time upon prior written notice, and Party B shall cooperate with Party A in the transfer of assets. In case of Party B’s losses as a result of Party A's termination of the Contract, Party B shall submit to Party A the compensation breakdown to Party A in writing, and Party A shall have the right to audit and compensate based on audit results.

3.         Should the period agreed for period products and service price exceed the Term of the Contract, this Contract will be automatically renewed for such agreed period.

Article 2 Subject of Contract

1.         The Parties hereto are legally incorporated and validly existing companies, which are qualified as civil subject under Chinese law and capable of signing external contracts independently and assuming corresponding legal responsibilities. Each party warrants that it has or has obtained all rights, qualifications and authorizations necessary for the execution and performance of the Contract, and that it will independently be liable for the possible consequences and losses arising therefrom and will take all necessary actions for the successful performance hereof.

2.         Each party hereto is an independent contractor. The formation of the Contract does not create any agency, joint venture or other legal relationship between Party A and B. Neither party has the right to make legal and other statements on behalf of the other party. Except as permitted by Party A in writing, under no circumstance shall Party B shall use any product or company name and trade mark of Party A or in relation thereto and other logo or mark with Party A’s intellectual property or publicly known in any manner, whether express or implied; Party B shall not conduct commercial activities in the name of Party A for any purpose or any activities that may adversely affect Party A's brand.

1/10

Cooperation Agreement

Article 3 Content of Cooperation

1.         Both parties agree that if Party A purchases products and related services from Party B based on business needs during the valid duration of the contract, both parties will define the specific products and related services in the form of purchase orders.

2.         Purchase orders will be issued through the Supplier Portal System (caigou.baidu.com) and the order form is identified in Annex I. By clicking "Accept Order" at the Supplier Portal, Party B will be deemed to agree and comply with all the terms and conditions in the purchase order which will come into effect. The effective purchase orders shall form an integral part of the Contract and shall have the same legal effect. For any matter not specified in the purchase order, the Contract shall apply.

3.         According to the actual business needs, Party A may notify Party B of stock preparation (raw materials, semi-finished products or finished products) in form of email and LOI, etc. prior to issuance of the purchase orders, and Party B shall cooperate.

4.         Supplier Portal System (caigou.baidu.com) is the interactive platform between Baidu and its suppliers. Functions are available to Party B on the system such as quotation, order confirmation, shipment and request for payment. Party B accepts all rules of using the system, including but not limited to Registration Instructions to Baidu’s Suppliers, Instructions to Use of Supplier Portal and Convention for Fair and Transparent Workplace of Baidu’s Suppliers. The account of Party B as registered in the system is Hesai Technology. All actions performed on the Supplier Portal through this account will be considered to be operated by Party B. In case of damages arisen from loss or improper preservation of the account number or password, Party B shall adduce evidence thereof and be liable for the adverse consequences therefrom.

5.         Party B agrees that Party A may resell the products it purchases from Party B to its customers (including, without limitation, sale of the combination thereof with those products self-developed by Party A to its customers ("Product Combinations")) at the prices to be set by Party A. For the resold products, Party B guarantees the end customers (including but not limited to vehicle suppliers, vehicle distributors and vehicle owners) with the same quality assurance, installation and warranty services with those products as agreed herein. In case of damages or liability of Party A as a result of the quality of Party B's products, Party A shall be entitled to claim for and recover compensations from Party B.

6.         During the Product Combination, Party B agrees that, if necessary, Party A will combine Party B's products into new products by linking API interfaces. Party B shall not decline to perform its obligations to after-sale services or quality assurance by virtue of such Product Combination actions by Party A. Party B agrees to provide relevant technical consulting services to Party A during Product Combination at no cost to Party A

7.         If in the process of cooperation between both parties, Party A designates a supplier to Party B, both parties shall control the supplier in accordance with the division of responsibilities agreed between both parties. The examples are shown below.

Management responsibility division matrix of Baidu’s designated Tier 2 suppliers
	Price negotiation	Contract signing	Payment for shipments	Delivery tracking	Quality of shipments at arrival	Problem analysis	Review of suppliers
Example A	Baidu to be responsible	Tier 1 to be responsible	Tier 1 to be responsible	Tier 1 to be responsible	Tier 1 to be responsible	Tier 1 to be responsible	Tier 1 to be responsible
Example B	Baidu to be responsible	Baidu to be responsible	Baidu to be responsible	Tier 1 to be responsible	Tier 1 to be responsible	Tier 1 to be responsible	Tier 1 to be responsible
Example C	Tier 1 to be responsible	Tier 1 to be responsible	Tier 1 to be responsible	Tier 1 to be responsible	Tier 1 to be responsible	Tier 1 to be responsible	Tier 1 to be responsible

2/10

Cooperation Agreement

The above is only for illustration. Actual content and division of responsibilities will be determined depending upon the results of the consultation between both parties.

8.         Within 3 years from the expiration of the Contract, Party B shall ensure the continuous supply of such products and services purchased hereunder by preparing a reasonable amount of inventory or personnel, etc., upon Party A's procurement requirements from time to time or in response to the product replacement or repair requests from Party A, Party A's customers and end customers.

9.         Contract Price: None / During the valid duration of the contract, both parties will settle accounts against the unit price of the products agreed in Annex II. If necessary, Party A will give the pricing and quotation template, and Party B shall provide the price breakdown based on the template.

Article 4 Settlement of Payment

1.         All costs incurred between Part A and Party B under the Contract shall be settled and paid in RMB.

2.         The terms of payment agreed between both parties under the Contract shall be as follows: Party A pays Party B relevant amount in a lump sum within 45 calendar days from Party B's final acceptance of the products and services delivered by Party B and receipt of the VAT special invoice in equivalent amount issued by Party B.

3.         Party B shall provide Party A with VAT special invoice in equivalent amount based on the settled amount confirmed by both parties prior to payment. Party A shall be entitled to postpone the payment if the invoice issuance is delayed on the part of Party B. Party B warrants that such postponement will not affect its performance of its contractual obligations.

4.         Party A's payment shall be made exclusively by cheque or bank remittance (including Internet banking online payment).

Article 5 Time of Delivery

1.         Party B is obliged to cooperate with Party A to minimize delivery cycle upon Party A's request and to complete the delivery of products and related services within the timeframe agreed in the purchase order.

2.         Party B shall prepare and submit a reasonable production and shipment plan to Party A for approval based on the time of delivery as specified in the purchase order. Party A has the right to inspect the actual production and shipment progress of Party B as per this plan at any time. In the event of delays in three consecutive milestones, the delivery is considered to be delayed and the Article 5.3 hereof shall apply.

3.         If the actual latest delivery date is more than 5 working days from the agreed delivery date as a result of Party B's fault or force majeure, Party A shall be entitled to terminate the Contract upon notice to Party B, and the Contract will be terminated, with effect from the date of such termination notice given by Party A. If Party B is at fault, Party B shall refund the paid amount of the purchase order to Party A within 10 working days from the date of termination, and also pay liquidated damages equivalent to 20% of the total amount of the relevant purchase order. If such liquidated damages are insufficient to cover the loss by Party A, Party B shall be liable for other losses by Party A caused therefrom (including but not limited to litigation expenses and arbitration fees).

Article 6 Terms of Delivery

1.         The packaging scheme and marking of the products shall be jointly developed and mutually agreed by both parties. Where Party A does not participate in the development of the packaging scheme, Party B shall take reasonable packaging and protective measures so as to protect the shipment from multiple porterage, handling and long-distance transportation.

2.         Party B is responsible for delivering the shipments to the mutually agreed place of delivery, the detailed address of which is set out in the purchase order. Party A shall give prior written notice to Party B if Party A needs to change the place of delivery or the receiver.

3.         Ownership to the products and services referenced herein shall pass to Party A upon Party A's acceptance thereof with signature. The risk of damage and loss and the responsibility for preservation of the products and services shall be borne by Party B prior to Party A's acceptance thereof with signature, and shall pass to Party A upon delivery thereof to place of delivery as defined hereunder by Party B and Party A's acceptance thereof with signature.

3/10

Cooperation Agreement

Article 7 Product Warranty

1.         Party B warrants that the products and services provided are of acceptable quality and comply with environmental requirements; conform to the technical specifications in the purchase order and the provisions in the product manual issued by Party B; and will not cause personal injury and property damage to Party A and its users, of which various indicators comply with laws, regulations, rules as well as national and industrial standards

2.         Where Party B undertakes the development responsibility, Party B shall have the capability of technology development and product verification. It shall ensure that the delivered products conform to Party A's technical requirements and are free from process and other defects. Any increase of cost by virtue of Party B's design changes shall be solely borne by Party B. Party B further warrants that it shall promptly notify Party A of the time and technical risks arising during the development stage.

3.         If third-party inspection is required for the products, the inspection agency shall be designated by Party A or mutually approved by both parties. Party B shall give Party A prior notice of the inspection time and address as well as items to be inspected, for which the inspection report must be issued at the end of the inspection.

4.         Party B warrants that (i) upon delivery to Party A, the product proper or packaging thereof shall be marked with the name of the supplier, product name, product number/lot number, production or inspection date and other relevant information in order to satisfy the requirements of product quality traceability with respect to the abnormality in product quality found during inspection, assembly or use; (ii) upon delivery to Party A, the product proper or packaging thereof have been marked with all identifications imposed by laws, regulations, rules as well as national and industrial standards (including but not limited to compulsory product certification mark, radio transmitting equipment type approval code, network access license mark, electrical and electronic products harmful substances mark, shelf life per environmental requirements); (iii) the products should be supplied by it together with factory inspection reports, purchase order number, product manuals, maintenance and accessory materials, the arrival serial number schedule and other documents or information required by Party A in the purchase order.

5.         Party B warrants that it has ownership of the products to be sold to Party A (in case of resale, all the products shall be of qualified quality and ordered from formal and reliable sources and packaging thereof should be original without unpacking) and that such products are free from lien and other encumbrance that may affect Party A's rights. Otherwise, Party A shall have the option to return or replace the products at its sole discretion. If Party A choose to return, Party B shall refund the amount paid by Party A under the purchase order within 5 working days from the date of Party A's request for return; if Party A choose to replace, Party B shall replace the nonconforming products with conforming products and services within 5 working days from the date of Party A's request for replacement; regardless of the return or exchange, Party B shall pay to Party A liquidated damages equivalent to 20% of the total amount of the relevant purchase order, whether return or replace.

6.         Party B warrants that all the products and services hereunder are genuine and acquired from formal, reliable and legal sources. If Party A has evidence that all or part of the products and services hereunder are counterfeit, Party A reserves the right to return such products to Party B upon notice. Party B shall retrieve the products within 10 working days from receipt of Party A's notice, and refund the amount paid under the purchase order to Party A, with an additional payment of 50% of the total amount of the purchase order as liquidated damages.

7.         Party B warrants that, in respect of the products to be sold to Party A, it shall obtain the license from the owner of the intellectual property rights (including but not limited to trademark, patent and moral rights) therein. Party B shall hold harmless, indemnify and defend Party A from any loss and claim against Party A or its customer arisen from infringement of intellectual property rights or other legal rights and interests of a third party by the products or services provided by Party B by providing relevant documents as required by Party A under active cooperation. In the event of or at imminence of the foregoing claim, Party A shall be entitled to request Party B to take one of the following measures as a remedy:

1）	granting Party A with the right to further use and sell the products in accordance with the Contract;

2）	repairing or replacing the products and services to ensure non-infringement thereof and compliance thereof as agreement under the Contract;

3）	Should the measures in 1) and 2) fail, Party B shall retrieve the returned products upon request of Party A and refund the paid amount and pay to Party A liquidated damages equivalent to 100% of total Contract Price;

4/10

Cooperation Agreement

Article 8 Acceptance and Warranty

1.         Party B assures compliance with the requirements of national and local laws and regulations on environmental protection, labor, occupational safety and health as well as mandatory certification in the process of product development, production and delivery.

2.         Party A shall accept the products and related services with respect to product specifications, materials, functions, and technical indicators in accordance with the Contract within 15 working days upon completion of delivery by Party B.

3.         If any the products and related services fail the acceptance by Party A under Section 1 of Article 8 hereof, Party B shall replace them with conforming products and services for Party A within the date agreed by both parties.

4.         Warranty period: 12 months, starting from the date of acceptance. If within the warranty period, Party A disassembles the product without permission, Party B will no longer provide free repair or replacement services. Party A’s change of product installation location shall not constitute the disassembly of the product.

5.         In case of any product quality defect within the warranty period, Party B shall repair or replace the defective products with conforming products for Party A at its own cost; also Party A reserves the right to hold Party B accountable for breach of contract and damages and the right to re-commence the product and service warranty period.

6.         Should Party B fail to conduct such replacement for Party A within the agreed period, Party A shall be entitled to return the nonconforming products and services upon notice to Party B, and Party B shall retrieve these products within 10 working days from receipt of Party A's notice and refund payments for such products and services to Party A and pay to Party A the liquidated damages equivalent to 20% of the amount of the same.

7.         During the cooperation period, Party B is obliged to cooperate with the quality improvement activities initiated by Party A on Party B's supply products such as special quality rectification and quality target enhancement, and Party B shall analyze the causes, implement countermeasures and confirm the effects thereof as required.

8.         Party B shall be responsible for the product recall in case of failure of Party B’s products to comply with the national or industry standards in respect of personal and property safety or other unreasonable risks jeopardizing personal and property safety for design, manufacture, marking and other reasons in the same batch, model or category of products generally, or if Party B’s products are ordered for a recall by the quality supervision and management department of State Council. If Party A's products or Party A's customers' products built-in with Party B's products are recalled in accordance with the relevant recall procedures due to the problems in Party B's products, Party B shall cooperate with such recall and Party A shall be entitled to recover from Party B related costs incurred by Party A as a result thereof.

9.         If Party B is commissioned by Party A to customize products and services in accordance with Party A's design concept or design drawings (hereinafter referred to as "Customized Products and Services"), Party B shall be solely responsible for any legal liability arising from the materials used by Party B (including but not limited to legal liability for infringement of third-party rights and interests). Unless otherwise agreed in writing, the intellectual property rights of the Customized Products and Services shall be attributable to Party A. Party B shall in no way use the relevant customized commodities and patterns for its own purposes in any manner or provide the same to third parties for use. If Party B uses at its discretion or authorizes others to use patterns or logos of the Customized Products and Services, it shall pay 40% of the total Contract Price as liquidated damages with additional compensation to Party A if such liquidated damages are insufficient to cover the loss by Party A.

10.     During the valid duration of the contract and within 3 years after the termination of the Contract, Party B shall assign special technical personnel to be subject to telephone consultation by Party A from time to time; upon Party A's prior reasonable request, Party B shall promptly dispatch staff to the site designated by Party A to assist in product warranty or deal with bulk quality problems. In the event of technical rectification of products, major complex and difficult problems and other emergencies, such staff shall arrive at the location designated by Party A within 24 hours.

11.     Bulk quality problems mean, with respect of Party B's products, the occurrence of technical rectification, major complex and difficult problems and other and other events in the same failure of the same products during the same period within warranty period which exceeds 20% of the purchased quantity (over 0 sets) or 5 sets or more. In case of such events, Party B shall develop a plan within 3 working days and submit a rectification report to Party A in 8D format. Party A shall have to right to give further rectification comments. The rectification report shall be submitted within following timeframe:

5/10

Cooperation Agreement

12.       Where the cause of the failure is not clear or determinable for the time being, prior to clarification or determination of the responsibility for such failure, both parties shall fully consult and cooperate with each other to deal with such failure by repair or delivery of components in accordance with the principle of "Customer First, Service First".

13.       If Party B's products or Party A's customer's products built in with Party B's products are governed by higher national regulations on repair, replacement and return liability than the requirements herein, Party B's after-sale service obligations shall be performed in accordance with such higher regulations.

14.       Where Party B undertakes the development responsibility and the supplied products are required to be verified by test run as a whole, Party B shall assist Party A to deliver such products to the end user and provide the end user with the assembly support on the production line.

Article 9 Force Majeure

1.         If either party is prevented from performing the Contract by Force Majeure, such party shall promptly notify and provide the other party with proof of such non-performance within 5 working days from the date of Force Majeure, and the other party may elect to delay performance of, partially perform or cancel the Contract. The affected party shall indemnify the other party from the other party’s loss arisen as a result of affected party's failure to promptly notify the other party.

2.         If Force Majeure continues for more than 30 days, either party may terminate the Contract by written notice to the other party, with effect from the date of such notice.

3.         If the Contract is terminated by virtue of Force Majeure and Party A has not received the products and services, Party B shall refund the amount paid by Party A.

4.         Any Force Majeure event shall not relieve either party’s liability for any breach of contract prior to such event.

Article 10 Liability for Breach of Contract

1.         Except as agreed in the Contract, if Party B fails to deliver as scheduled within the period specified herein, Party B shall pay to Party A liquidated damages (starting from the date of overdue) for each day of overdue delivery of products and related services at the rate of 5‰ or RMB 2,000 (whichever is higher shall prevail) of the corresponding amount (or the total Contract Price if the corresponding amount is undeterminable). If overdue delivery exceeds more than seven days, Party A shall have the right to terminate the Contract and request Party B to pay 20% of the total amount of the relevant purchase order as liquidated damages.

2.         Except as agreed in the Contract, if Party A fails to pay for the products as scheduled within the period specified herein, Party A shall pay to Party B liquidated damages (starting from the date of overdue) for each day of overdue payment at the rate of 5‰ of overdue amount.

3.         If all or part of the products and services hereunder explode, crack or break due to quality defects, causing damage to Party A or personal injury and property damage to third party, Party B shall bear all losses caused to Party A and pay the same liquidated damages equivalent to 20% of the total contract amount; in such case, Party A has the right to cancel the Contract and return all products and services upon notice to Party B. Party B shall retrieve these products within 10 days from receipt of Party A's notice, and refund the paid amount and pay the liquidated damages to Party A.

6/10

Cooperation Agreement

Article 11 Dispute Resolution

1.         All disputes in performance of the Contract shall be resolved by both parties through negotiation. Should negotiation fail, either party may file a lawsuit with the People's Court of Haidian District, Beijing with jurisdiction.

2.         The effectiveness, construction and performance of the Contract and dispute resolution shall be governed by the laws of the People's Republic of China.

Article 12 Confidentiality

1.         Without the written consent of a party, the other party shall not disclose the content of the Contract, the content of the RFQ on the Supplier Portal, the content of business communication (such as product design, price information, market information, customer information, etc.) to any third party, and shall not recommend Party A's customized products and service solutions to any third party or carry out business in this way, otherwise the disclosing party shall pay 20% of the total contract amount to the other party; otherwise, the disclosing party shall pay liquidated damages to the other party at 20% of the total Contract Price and be liable for any loss arisen therefrom.

2.         Except for disclosure to employees, attorneys, financial advisors, rights authorities, and stock exchanges as required by law, the disclosing party shall cause such recipient to comply with its confidentiality obligations.

3.         The confidentiality period of the Contract shall be 5 years after the termination of the Contract, and the confidentiality clause shall not be invalidated by the invalidity, early termination, termination or non-enforceability of the Contract.

Article 13 Effectiveness and Amendment

1.         The Contract shall be executed in two counterparts with each party holding one and shall come into effect with signature and seal of the authorized representatives of both parties.

2.         In case of any matter not specified in the Contract, both parties shall negotiate and enter into a supplementary agreement, which shall have the same legal effect as the Contract.

3.         Any amendment to the terms of the Contract shall be agreed in writing and sealed by the authorized representatives of both parties and shall be in the written form exclusively limited to supplementary agreement, minutes of meeting, fax, letter or e-mail and other legally recognized forms.

Article 14 Notice

1.         Any material notice or written communications between both parties must be in Chinese and served via facsimile, e-mail, hand delivery (including express courier) or certified mail.

2.         All notices and communications shall be delivered to the address first written on the Contract unless changed by prior written notice.

3.         Notices and communications shall be served by facsimile at the exact time shown in the facsimile transmission record, unless the facsimile is sent after 17:00 on that day or the time of the location of the receiving party is not a business day, then the date of receipt shall be the next business day after the time of the location of the receiving party; if served via e-mail, the time when the e-mail enters the e-mail system designated by the receiving party; if served via certified mail, the receipt issued by the post office shall be deemed to be received by the recipient on the 5th working day after the date of sending the document by the sending party.

Article 15 Miscellaneous

1.         Under no circumstances shall Party B, without prior written permission from Party A, disclose its contract, agreement or cooperation relationship with Party A in any external communication, publicity, promotion or business cooperation, either expressly or impliedly, or quote the name of "Baidu" or the relevant contents of the contract/agreement with "Baidu" in any written materials or in any contract/agreement with "Baidu".

2.         Both parties acknowledge that Party A's Affiliates, including without limitation to Baidu (China) Co., Ltd., Baidu Online Network Technology (Beijing) Co., Ltd., Beijing Baidu Netcom Science and Technology Co., Ltd. and other companies directly or indirectly controlled by Party A, are deemed to be Party A and may have the rights and obligations under the Contract.

(THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK)

7/10

Cooperation Agreement

Party A (sealed): Beijing Baidu Netcom Science and Technology Co., Ltd.

Authorized Agent: /s/ Jinghui Zhang

Company seal: /s/ Beijing Baidu Netcom Science and Technology Co., Ltd.

Party B (sealed): Hesai Photonics Technology Co., Ltd.

Authorized Agent: /s/ Peng Yao

Company seal: /s/ Hesai Photonics Technology Co., Ltd.

8/10

Cooperation Agreement

Annex I: Template of Purchase Order through Supplier Portal System

9/10

Cooperation Agreement

Annex II: Quotation of Period Products and Services

10/10